                                                                  EXHIBIT 10.3

                AGREEMENT CONCERNING INDUSTRIAL RETAIL NOTES

John Deere Industrial Equipment Company, ("Sales Company"), its successors and assigns; and
John Deere Capital Corporation ("Capital Corporation") its successors and assigns;
agree as follows:

                          SECTION 1. RETAIL FINANCE

To stimulate retail sales of its industrial equipment and to induce the Capital Corporation to provide a "Finance Plan" for retail purchases of its industrial equipment, the Sales Company agrees to provide financing to retail purchasers. The Capital Corporation agrees to provide and administratively support a Finance Plan for the Sales Company. The Finance Plan shall be made up of finance agreements between dealers and the Sales Company (which the Sales Company hereby agrees to execute with dealers from time to time as the Capital Corporation deems necessary), retail terms and bulletins supplementary thereto, and retail finance manuals. The Capital Corporation shall advise and assist the Sales Company in complying with all applicable federal and state laws and regulations applicable to retail financing. The Capital Corporation further agrees that it will purchase from the Sales Company all retail installment sale and loan contracts (collectively "Retail Notes") entered into by the Sales Company pursuant to and in compliance with the Finance Plan. This Agreement shall apply to the terms and conditions of the sale of Retail Notes from the Sales Company to the Capital Corporation.

                SECTION 2. SALES AND PURCHASES OF RETAIL NOTES

        2.1 ACCEPTANCE. A sale of any Retail Note shall not be completed until the Retail Note is received and accepted by the Capital Corporation at its office in Reno, Nevada, as evidenced by a credit memorandum issued by the Capital Corporation to the Sales Company. Sales of Retail Notes to the Capital Corporation need not be evidenced by endorsements on the Retail Notes. If the Capital Corporation shall so request, the Sales Company will endorse Retail Notes and perform all other acts and execute all other instruments which the Capital Corporation shall deem desirable or proper to further evidence or perfect the sale. The sales of such Retail Notes shall be without recourse against the Sales Company.

        2.2 CONVEYANCE OF RETAIL NOTES. Each sale of Retail Notes shall convey to the Capital Corporation all right, title and interest in and to the Retail Notes sold (including the security interests described therein) as well as the


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        proceeds of collection thereof. Such conveyance shall be free and clear of the claims of any and all third parties.

        2.3 PURCHASE PRICE. The purchase price of any Retail Note accepted by the Capital Corporation shall consist of an "Immediately Due Portion" and a portion payable in installments ("Installment Portion"). (On an exception basis, the Sales Company and the Capital Corporation may agree that the Installment Portion will not be paid on certain Retail Notes.) The Immediately Due Portion shall be the face amount of the Retail Note less both the finance charge and any separately stated insurance premiums. The Installment Portion, which is intended to compensate the Sales Company for origination of receivables, shall be a percentage of finance income earned on Retail Notes owned by the Capital Corporation, pursuant to the following table:

        BASE RATE* IN EFFECT ON THE                      PERCENTAGE OF FINANCE
        FIRST DAY OF EACH CALENDAR MONTH                      INCOME EARNED
        --------------------------------                 ----------------------
                7.5% or less                                      2.9%
                7.6% to 8%                                        2.8%
                8.1% to 8.5%                                      2.7%
                8.6% to 9%                                        2.6%
                9.1% to 9.5%                                      2.5%
                9.6% to 10%                                       2.4%
                10.1% to 10.5%                                    2.3%
                10.6% to 11%                                      2.2%
                11.1% to 11.5%                                    2.1%
                11.6% to 12%                                      2.0%
                12.1% to 12.5%                                    1.9%
                12.6% to 13%                                      1.8%
                13.1% to 13.5%                                    1.7%
                13.6% to 14%                                      1.6%
                14.1% to 14.5%                                    1.5%
                14.6% and over                                    1.4%

                *The "Base Rate" is the "Citibank base rate" (the annual percentage rate of interest announced publicly from time to time by Citibank, N.A. in New York, New York as the base rate it uses in determining the rate of interest it charges on loans).

        2.4 PAYMENT TO DEERE & COMPANY, CORPORATE. For their convenience, the Sales Company and the Capital Corporation request and direct that until further notice all monies payable by one party to another pursuant to this Agreement shall be paid to, and all non-cash adjustments and other


                                   Page 2



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      transactions pursuant to this Agreement shall be reported to Deere &
      Company, Corporate, to be recorded in the Deere & Company, Corporate, net account for the account of the other party, subject to monthly settlement pursuant to agreement between or among the parties, and such payments and reports shall constitute fulfillment of such party's obligation of payment or accounting. For purposes of this Agreement, "Deere & Company, Corporate" shall mean Deere & Company's corporate, administrative office as opposed to Deere & Company's branch offices.

      2.5 TIME OF PAYMENT. The Immediately Due Portion shall be payable to the Sales Company upon acceptance by the Capital Corporation under
      Section 2.1., and the Installment Portion shall be payable to the Sales Company when it is earned by the Capital Corporation. Both Portions shall be paid on a monthly basis.

                     SECTION 3.  STANDARDS FOR RETAIL NOTES

In consideration of the Capital Corporation's agreement to purchase all such Retail Notes, the Sales Company agrees to finance retail purchases if each Retail Note complies with the following requirements:

      3.1 FINANCE PLAN TERMS. Each Retail Note will comply with all requirements prescribed by the Capital Corporation in the Finance Plan which are in effect on the date of execution of the Retail Note.

      3.2 CREDIT STANDARDS. Each retail buyer/borrower will meet the credit standards prescribed by the Capital Corporation from time to time.

      3.3 FORMS. Each Retail Note will be on either a Retail Installment Sale Contract or Loan Contract form approved by the Capital Corporation and appropriate to the type and location of the transaction.

      3.4 SECURITY. Each Retail Note and all other documents needed to perfect a lien or security interest in the equipment which is the subject of a Retail Note will comply with the requirements as to acknowledgement, affidavits, suitability for filing of record, and any other requirements prescribed by the applicable state law. All necessary steps will have been or will be taken to perfect a valid purchase money security interest or, in certain circumstances, a non-purchase money, first position security interest in the equipment which is the subject of a Retail Note.

The Capital Corporation shall take all steps necessary to ensure that each Retail Note complies with these requirements.

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If the Sales Company finances retail purchases on notes that do not comply with the above requirements, the Capital Corporation shall not be obligated to purchase those notes.

                              SECTION 4.  COLLECTION

The Sales Company agrees to render assistance to the Capital Corporation when needed in connection with litigation, repossession or other collection activities. Such assistance shall include, but not be limited to, bringing suit in the name of the Sales Company against any retail customer or dealer when necessary. The costs of any such litigation shall be borne by the Capital Corporation. The Capital Corporation may elect to assign a Retail Note to the Sales Company if such an assignment becomes necessary to collect the balance of the Retail Note. If the Capital Corporation does elect to assign a Retail Note for this purpose, the Sales Company agrees to accept the assignment.

                           SECTION 5.  RESERVES AND LOSSES

      5.1 DEALERS' RESERVES AND CONTINGENT EARNINGS. The Finance Plan may provide for the withholding by the Sales Company of certain types of reserves for each dealer, such as the Dealer Reserve and the Contingent Earnings (collectively, "Reserves") as described in the Finance Plan. The Capital Corporation shall maintain the Reserves and assume all the obligations to dealers on such Reserves and other obligations pertaining thereto. The Sales Company hereby assigns to the Capital Corporation its security interests in the Reserves maintained pursuant to the Finance Plan. The Reserves shall be used, as described in the Finance Plan, to offset losses on Retail Notes and expenses incurred in collecting or attempting to collect Retail Notes purchased by the Capital Corporation.

      5.2 CLAIMS FOR BREACH OF WARRANTY. Independently of the other provisions in this Section 5, the Sales Company will reimburse the Capital Corporation for any losses which occur because Retail Notes are compromised, reduced or written off as a result of meritorious claims by debtors that the equipment for which the Retail Notes were given was defective or in violation of applicable warranties.

                             SECTION 6.  INSURANCE

The Capital Corporation is entitled to the benefit of any insurance proceeds payable to the Sales Company in its capacity as creditor on any Retail Note. The Sales Company agrees to assist the Capital Corporation in preparing proofs of loss and settling claims with insurance carriers.

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                        SECTION 7.  WAIVER OF FINANCE CHARGES

The Finance Plan may provide for the waiver of finance charges ("Waiver") or a reduction of the normal rate ("Low Rate") on Retail Notes under certain circumstances.

In consideration of the purchase of any such Retail Notes by the Capital Corporation, the Sales Company shall, upon the sale to the Capital Corporation of a Retail Note as to which a Waiver or Low Rate is in effect, pay the Capital Corporation an amount sufficient to reimburse the Capital Corporation for its costs and provide the Capital Corporation a competitive and agreed to rate of return on its investment in the Retail Note.

                                 SECTION 8.  DEFAULT

     8.1 EVENTS OF DEFAULT-SALES COMPANY. The Sales Company shall be in default hereunder if any of the following occurs: (a) the Sales Company fails to comply with (i) any of the following obligations for more than 10 days after receipt of written demand for compliance: the execution of finance agreements with dealers in Section 1; the assistance with the collection of Retail Notes in Section 4; or the obligations with respect to insurance proceeds in Section 6; (ii) any other obligation of the Sales Company under this Agreement for 30 days after receipt of written demand for compliance; (b) the Sales Company (or any affiliated company or companies with which the Sales Company's accounts are consolidated for purposes of an annual report to shareholders of such company or affiliate, excluding affiliated companies whose assets represent less than 5% of the total assets consolidated with those of Deere & Company for purposes of such annual report) becomes insolvent, makes an assignment for the benefit of creditors, institutes or has instituted against it proceedings under any bankruptcy or insolvency law, or has a significant portion of its stock in trade or of its other assets levied upon or attached; (c) the Sales Company sells or closes out its business or any significant part thereof; (d) the Capital Corporation deems itself insecure in doing business with the Sales Company; (e) the Sales Company breaches any material agreement between it and the Capital Corporation relating to this Agreement.

     8.2 CAPITAL CORPORATION REMEDIES FOR DEFAULT. If the Sales Company shall be in default hereunder at any time, the Capital Corporation may, in addition to exercising the rights to which it is entitled in the absence of default, charge the Sales Company with costs of collection on the Retail Notes affected by the breach.


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     8.3  EVENTS OF DEFAULT-CAPITAL CORPORATION.  The Capital Corporation shall be in default hereunder if any of the following occurs: (a) the Capital Corporation fails to comply with (i) any of the following obligations for more than 10 days after receipt of written demand for compliance: the provision or support of a Finance Plan in Section 1; the purchase from the Sales Company of all retail installment sale and loan contracts in Section 1; the payment to the Sales Company in Section 2; the assurance that each Retail Note complies with the Standards for Retail Notes in Section 3; and
     (ii) any other obligation of the Capital Corporation under this Agreement for 30 days after receipt of written demand for compliance; (b) the Capital Corporation sells or closes out its business or any significant part thereof; (c) the Sales Company deems itself insecure in doing business with the Capital Corporation; (d) the Capital Corporation breaches any material agreement between it and the Sales Company relating to this Agreement.

     8.4 SALES COMPANY REMEDIES FOR DEFAULT. If the Capital Corporation shall be in default hereunder at any time, the Sales Company may, in addition to exercising the rights to which it is entitled in the absence of default, charge the Capital Corporation with any of their damages incurred and proximately caused by such breach.

                         SECTION 9.  EFFECTIVE DATE AND SCOPE

This Agreement shall take effect upon execution by all the parties and shall supersede all previous agreements between or among the parties concerning sale of Retail Notes. The handling of Retail Notes purchased by the Capital Corporation under such previous agreements shall be governed by the terms hereof.

                               SECTION 10.  TERMINATION

This Agreement may be terminated upon 30 days' notice by any party to the others, but such termination shall not affect the duties of the parties with respect to Retail Notes sold to the Capital Corporation before the effective date of such termination.

                           SECTION 11.  MAILING OF NOTICES

Without limitation or invalidation of any other method of giving notice, if any notice hereunder be deposited in the United States Mail in an envelope certified or registered with postage pre-paid and addressed to any party at its principal place of business, such deposit shall be conclusively deemed to constitute the giving of such notice.


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                                 SECTION 12.  JOINDER

One or more other subsidiaries of Deere & Company may become parties to this Agreement and entitled to the rights and subject to the obligations of a Sales Company under this Agreement upon the execution and delivery by each such subsidiary and the Capital Corporation of a Joinder Agreement.

                              SECTION 13.  GOVERNING LAW

This Agreement shall be interpreted and construed in accordance with the laws of the State of Illinois.

                              SECTION 14.  CONSTRUCTION

The parties mean for this Agreement to be construed broadly to give effect to their intent.


Dated as of May 11, 1993.

                                        JOHN DEERE CAPITAL CORPORATION


                                        By: /s/ M.P. Orr
                                           ---------------------------

                                        Title: President
                                              ------------------------


                                        JOHN DEERE INDUSTRIAL
                                        EQUIPMENT COMPANY


                                        By: /s/ Robert J. Murphy
                                           ---------------------------

                                        Title: Vice President
                                              ------------------------


                                        Page 7
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                                     AMENDMENT TO
                     AGREEMENT CONCERNING INDUSTRIAL RETAIL NOTES


John Deere Construction Equipment Company ("Sales Company"), its successors and assigns; and John Deere Capital Corporation ("Capital Corporation") its successors and assigns; agree as follows:

                                      SECTION 1.

Section 2.3 of the AGREEMENT CONCERNING INDUSTRIAL RETAIL NOTES dated 11 May 1993, is hereby deleted and replaced by the following.

2.3 PURCHASE PRICE. The purchase price of any Retail Note accepted by the Capital Corporation shall be the face amount of the Retail Note less both the finance charge and any separately stated insurance premiums.

                                      SECTION 2.

Section 2.5 of the AGREEMENT CONCERNING INDUSTRIAL RETAIL NOTES dated 11 May 1993, is hereby deleted and replaced by the following.

2.5 TIME OF PAYMENT. The purchase price shall be payable to the Sales Company upon acceptance by the Capital Corporation under Section 2.1.

                                      SECTION 3.

The parties mean for this Amendment to be construed broadly to give effect to their intent.

                                      SECTION 4.

This Amendment shall be effective as of 1 November 1994.


Dated as of 14 July 1997.

JOHN DEERE CONSTRUCTION                           JOHN DEERE CAPITAL
EQUIPMENT COMPANY                                 CORPORATION


By: /s/ Bob B. Brock                              By: /s/ Jon D. Volkert
   --------------------------------                  ---------------------------

Title: Director, Customer Support                 Title: Senior Vice President
        and Commercial Operations